Exhibit 99.1

BPZ Energy Provides Operational Update

HOUSTON, TX - May 8, 2013 -BPZ Energy, (NYSE: BPZ) (BVL: BPZ), an independent oil and gas exploration and production company, today provided an offshore and onshore operations update.

OFFSHORE BLOCK Z-1

CX-15 Corvina Field

It is expected that CX-15 drilling operations will begin in early July, upon completion of pre-drilling preparations currently underway.  These preparations include installation of a platform anchoring system, already constructed, which will provide redundancy to the existing platform spud can.  As a further precaution, ocean floor disturbance around the platform spud can will also be remediated with sand.  Installation of the enhanced platform draft monitoring equipment is complete, and improvement to control system instrumentation is expected to be completed by late June.

Albacora Field

After review of 3D seismic results, the joint venture operating committee has agreed to reinitiate the Albacora development drilling campaign.  Spudding of the first well is expected by early August 2013, once the Petrex 18 drilling rig is mobilized to the platform, with drilling and completion of the well estimated to take twelve weeks.

All planned 2013 capital and exploratory expenses in Block Z-1 are expected to be fully carried by Pacific Rubiales Energy Corp.  As of April 1, 2013, Pacific Rubiales assumed the role of technical operations manager at Block Z-1.

CX-11 Workover Campaign

The final completion string is being run into the 14D well, with subsequent plans to perforate a lower zone. Once complete, the workover rig will move to the 15D well.

ONSHORE BLOCK XXIII
Permits for final drilling locations at Block XXIII are expected to be received soon, with new exploration drilling of mapped shallow oil prospects expected to begin in the second half of 2013.

Manolo Zúñiga, president and CEO of BPZ Energy commented, “This is a pivotal year for our Company as we reinitiate offshore development drilling at Corvina, return to drilling at Albacora, and begin exploration drilling at Block XXIII.  In the second half of this year, we could have three drilling rigs and a workover rig running.  This enhanced level of operational activity will serve as a catalyst for increased production.  The investment in 2D and 3D seismic data acquired at Block Z-1 and Block XXIII has been instrumental in laying the groundwork for these drilling campaigns, as well as future exploration.  In this respect, the joint venture technical teams continue to review the acquired 3D seismic data on eight shallow water Block Z-1 prospects, which have been included in the recently initiated environmental permitting process.”

Conference Call Information

The Company has scheduled a conference call and webcast to discuss first quarter 2013 results on Friday, May 10, 2013, at 10:00 a.m. CT (11:00 a.m. ET.)

The live conference call may be accessed via the Investor Relations section of the Company’s website at http://www.bpzenergy.com or by accessing the following dial-in numbers:

US and Canada Dial-In:	(877) 293-5457

International Dial-In:	(707) 287-9344

Conference Code:	58851427

A replay of the conference call will be available at the Investor Relations section of the Company’s website.

ABOUT BPZ ENERGY

BPZ Energy is an independent oil and gas exploration and production company with license contracts covering 1.9 million net acres in four blocks located in northwest Peru. Current operations in these blocks range from early-stage exploration to production.  The Company holds a 51% working interest in the offshore Block Z-1, which is producing crude oil from the Corvina and Albacora fields.  Pacific Rubiales Energy Corp., with a 49% working interest, serves as technical operations manager.

Onshore, the focus has been seismic data acquisition at Blocks XIX, XXII and XXIII to lay the groundwork for future exploration drilling. As part of the overall gas marketing strategy, we are also evaluating a gas-to-power plant project in Peru. In southwest Ecuador, we own a non-operating net profits interest in a producing property. BPZ Energy trades as BPZ Resources, Inc. on both the New York Stock Exchange and the Bolsa de Valores in Lima under the ticker “BPZ”. Please visit our website at www.bpzenergy.com for more information.

FORWARD LOOKING STATEMENT

This Press Release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward looking statements are based on our current expectations about our company, our properties, our estimates of required capital expenditures and our industry. You can identify these forward-looking statements when you see us using words such as “will,” “expected,” "estimated,” and "prospective," and other similar expressions.  These forward-looking statements involve risks and uncertainties.

Our actual results could differ materially from those anticipated in these forward looking statements. Such uncertainties include successful operation of our new platform in Corvina, the success of our project financing efforts, accuracy of well test results, results of seismic testing, well refurbishment efforts, successful production of indicated reserves, satisfaction of well test period requirements, successful installation of required permanent processing facilities, receipt of all required permits, the successful management of our capital expenditures, and other normal business risks.  We undertake no obligation to publicly update any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

CAUTIONARY STATEMENT REGARDING CERTAIN INFORMATION RELEASES

The U.S. Securities and Exchange Commission (SEC) permits oil and gas companies, in their filings with the SEC, to disclose only "reserves" that a company anticipates to be economically producible by application of development projects to known accumulations, and there exists or is a reasonable expectation there will exist, the legal right to produce, or a revenue interest in the production, installed means of delivering oil and gas or related substances to market, and all permits and financing required to implement the project. We are prohibited from disclosing estimates of oil and gas resources that do not constitute "reserves" in our SEC filings, including the estimates of contingent and prospective resources included in this press release. With respect to "probable" and "possible" reserves, we are required to disclose the relative uncertainty of such classifications of reserves when they are included in our SEC filings. Further, the reserves estimates contained in this press release are not designed to be, nor are they intended to represent, an estimate of the fair market value of the reserves.

The Company is aware that certain information concerning its operations and production is available from time to time from Perupetro, an instrumentality of the Peruvian government, and the Ministry of Energy and Mines ("MEM"), a ministry of the government of Peru.  This information is available from the websites of Perupetro and MEM and may be available from other official sources of which the Company is unaware.  This information is published by Perupetro and MEM outside the control of the Company and may be published in a format different from the format used by the Company to disclose such information, in compliance with SEC and other U.S. regulatory requirements.

Additionally, the Company’s joint venture partner in Block Z-1, Pacific Rubiales Energy Corp. (“PRE”), is a Canadian public company that is not listed on a U.S. stock exchange, but is listed on the Toronto (TSX), Bolsa de Valores de Colombia (BVC) and BOVESPA stock exchanges.  As such PRE may be subject to different information disclosure requirements than the Company.  Information concerning the Company, such as information concerning energy reserves, may be published by PRE outside of our control and may be published in a format different from the format the Company uses to disclose such information, incompliance with SEC and other U.S. regulatory requirements.

The Company provides such information in the format required, and at the times required, by the SEC and as determined to be both material and relevant by management of the Company.  The Company urges interested investors and third parties to consider closely the disclosure in our SEC filings, available from us at 580 Westlake Park Blvd., Suite 525, Houston, Texas 77079; Telephone: (281) 556-6200.  These filings can also be obtained from the SEC via the internet at www.sec.gov.

###

Investor and Media Contact:

A. Pierre Dubois

Investor Relations & Corporate Communications

BPZ Energy

(281) 752-1240

pierre_dubois@bpzenergy.com